NUMBER	SHARES
        C
SPRING CREEK ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that	CUSIP _______

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINANRY SHARES OF THE PAR VALUE OF $.001 EACH OF

SPRING CREEK ACQUISITION CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Corporation will be forced to liquidate if it is unable to complete a business combination by _________, 2009 [18 months from the consummation of its initial public offering] or __________, 2011 [30 months from the consummation of its initial public offering] if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of its initial public offering and the business combination has not been within such 18 month period, all as more fully described in the Corporation’s final prospectus dated __________, 2008
This certificate is not valid unless countersigned by the Transfer agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[CORPORATE SEAL]
CHAIRMAN		SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT –	______ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
and not as tenants in common

Additional Abbreviations may also be used though not in the above list.

Spring Creek Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated _______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. PURSUANT TO S.E.C. RULE 17Ad_15)

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.